UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 18, 2012 (October 17, 2012)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2012, the Board of Directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee of the Board, elected Michael S. Kearney, Executive Vice President and Chief Operating Officer of the Company as a Class II member of the Board. In accordance with the Company's restated certificate of incorporation, Class II directors will be subject to renomination to the Board prior to, or a reelection at, the Company's 2013 annual meeting of stockholders. Mr. Kearney, 61, has served as Executive Vice President and Chief Operating Officer of the Company since March 2009.

As an employee of the Company, Mr. Kearney will not receive a retainer or any other fees for service on the Board.

On October 18, 2012 the Company issued a press release announcing the election of Mr. Kearney to the Board, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibit is furnished as part of this report.

Exhibit No.	Description

99.1	Press Release dated October 18, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 18, 2012	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 18, 2012.